UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 21, 2010

Commission file number 001-16111

GLOBAL PAYMENTS INC.

(Exact name of registrant as specified in charter)

Georgia	58-2567903
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

10 Glenlake Parkway, North Tower, Atlanta, Georgia	30328-3473
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:     770-829-8000

NONE

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On April 21, 2010, the Company announced that James G. Kelly has decided to leave the Company to pursue other opportunities. Mr. Kelly will remain as an employee of the Company through June 30, 2010.

On April 21, 2010, the Company entered into a Transition and Separation Agreement (the “Separation Agreement”) with Mr. Kelly, which sets forth his severance benefits, consistent with his Employment Agreement with the Company dated as of March 30, 2010 (the “Employment Agreement’). The Employment Agreement was terminated as of April 21, 2010 and replaced by this Separation Agreement. The terms of the Separation Agreement are generally consistent with the terms of the Employment Agreement, except that the Company waived the 90-day stock retention requirement, which would have restricted Mr. Kelly’s ability to sell or transfer more than 100,000 shares of Company stock prior to June 30, 2010. Pursuant to the Separation Agreement, Mr. Kelly has agreed not to disclose confidential information, and not to solicit the Company’s customers or recruit its employees or sales agents, during his employment and for a period of 24 months following the termination of his employment.

A copy of the Separation Agreement is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit Number	Description

10.1	Transition and Separation Agreement between James G. Kelly and the Company dated as of April 21, 2010.

99.1	Press Release dated April 21, 2010

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Global Payments Inc. (Registrant)

Date: April 22, 2010	By:	/s/ DAVID E. MANGUM
David E. Mangum Chief Financial Officer